Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arrow Financial Corporation:

We consent to the use of our reports dated March 10, 2021 with respect to the consolidated financial statements of Arrow Financial Corporation and subsidiaries (the Company), and the effectiveness of internal control over financial reporting, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Albany, New York
August 6, 2021